[NOTE: ON DECMEBER 1, 1995, THE REGISTRANT ENTERED INTO THE FOLLOWING AGREEMENT WITH THE FOLLOWING EXECUTIVE OFFICERS: JACK R. HUYETT, PRESIDENT AND CHIEF ADMINISTRATIVE OFFICER; BETTY H. CARROLL, SENIOR VICE PRESIDENT; ALFRED B. WHITT, SENIOR VICE PRESIDENT, SENIOR FINANCIAL OFFICER AND SECRETARY; AND F. DIXON WHITWORTH, JR., EXECUTIVE VICE PRESIDENT]

                          EXECUTIVE SEVERANCE AGREEMENT


         This Agreement ("Agreement") is entered into as of the ____ day of December, 1995, by and between F&M National Corporation, a Virginia corporation (the "Company"), and _________________ (the "Executive").

         1.       PURPOSE

         The Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. In this connection, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined herein) may arise and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. Accordingly, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of certain members of the management of the Company to their assigned duties without distraction in circumstances arising from the possibility of a Change in Control of the Company. In particular, the Board believes it important, should the Company or its shareholders receive a proposal for transfer of control of the Company, that the Executive be able to assess and advise the Board whether such proposal would be in the best interests of the Company and its shareholders and to take such other action regarding such proposal as the Board might determine to be appropriate, without being influenced by the uncertainties of the Executive's own situation. Nothing in this Agreement shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company prior to a Change in Control of the Company.

         2.       TERM OF AGREEMENT

         The term of this Agreement shall be deemed to have commenced on December 1, 1995 (the "Commencement Date") and shall continue in effect through December 31, 1998; provided, however, that commencing on January 1, 1998, and each January 1st thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of such year, the Company shall have given notice that this Agreement shall not be extended. Notwithstanding the delivery of any notice of non-renewal, if a Change in Control of the Company occurs during the original or any extended term of this Agreement, this Agreement shall continue in effect for a period of 36 months beyond the month in which such Change in Control occurred. In no event shall the term of this Agreement extend beyond the end of the month in which the Executive's 65th birthday occurs.

         3.       CHANGE IN CONTROL

         No benefits shall be payable hereunder unless there shall have been a Change in Control of the Company as set forth below. For all purposes of this Agreement, a "Change in Control" shall mean:

         (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (iii) any acquisition by any corporation pursuant to a transaction described in subsection (c) of this
Section 3 if, upon consummation of the transaction, all of the conditions described in subsection (c) are satisfied;

         (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Approval by the shareholders of the Company of either (1) a reorganization, merger, share exchange or consolidation of the Company by, with or into any other corporation or (2) the sale or disposition of all or substantially all of the assets of the Company (any of the foregoing transactions, a "Reorganization"); provided, however, that approval by the shareholders of a Reorganization shall not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

         (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from the Reorganization is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners of the Outstanding Company Common Stock immediately prior to the Reorganization in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock;

         (ii) no Person (excluding any employee benefit plan (or related trust) of the Company) beneficially owns, directly or indirectly, 20% or more of either (1) the then outstanding shares of common stock of the corporation resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; and

         (iii) at least a majority of the members of the board of directors of the corporation resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization.

         4.       TERMINATION FOLLOWING CHANGE IN CONTROL

         If any of the events described in Section 3 hereof constituting a Change in Control of the Company shall have occurred, the Executive shall be entitled to the benefits provided in Section 5 hereof upon the subsequent termination of the Executive's employment with the Company during the term of this Agreement, unless such termination is (i) because of death of the Executive, (ii) by the Company for Cause or Disability or (iii) by the Executive other than for Good Reason (all as such capitalized terms are hereinafter defined).

         (a) Disability. Termination by the Company of the Executive's employment based on "Disability" shall mean termination because of the Executive's inability to perform his duties with the Company on a full time basis for 180 consecutive days or a total of at least 240 days in any twelve month period as a result of the Executive's incapacity due to physical or mental illness (as determined by an independent physician selected by the Board).

         (b) Cause. Termination by the Company of the Executive's employment for "Cause" shall mean termination for (i) gross incompetence, gross negligence, willful misconduct in office or breach of a material fiduciary duty owed to the Company or any subsidiary or affiliate thereof; (ii) conviction of a felony, a crime of moral turpitude or commission of an act of embezzlement or fraud against the Company or any subsidiary or affiliate thereof; (iii) any material breach by the Executive of a material term of this Agreement, including, without limitation, material failure to perform a substantial portion of his duties and responsibilities hereunder; or (iv) deliberate dishonesty of the Executive with respect to the Company or any subsidiary or affiliate thereof.

         (c) Good Reason; Window Period. The Executive shall be entitled to terminate his employment (i) for "Good Reason" as defined below or (ii) during the "Window Period" by the Executive without any reason. For purposes of this Agreement, the "Window Period" shall mean the 45-day period immediately following the first anniversary of the date on which a Change in Control occurred. For purposes of this Agreement, termination for "Good Reason" shall mean termination based on:

         (i) the assignment to the Executive of any duties inconsistent with the position he held with the Company immediately prior to the Change in Control, or a significant adverse alteration in the nature or status of the Executive's responsibilities or the conditions of the Executive's employment from those in effect immediately prior to such Change in Control;

         (ii) a reduction by the Company in the Executive's base salary as in effect immediately prior to the Change in Control or a reduction in the Executive's Recent Average Bonus (defined as the bonus paid or payable, including by reason of deferral, to the Executive by the Company in respect of the two calendar years immediately preceding the year in which the Change in Control occurs;

         (iii) the failure by the Company to pay to the Executive any portion of his compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within 10 days of the date such compensation is due (it being understood and agreed that each annual bonus shall be paid no later than the end of the third month of the year next following the year for which the annual bonus is awarded, unless the Executive shall elect to defer the receipt of such annual bonus);

         (iv) the Company's requiring the Executive to be based at any office that is greater than thirty-five (35) miles from where the Executive's office is located immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which the Executive undertook on behalf of the Company prior to the Change in Control;

         (v) the failure by the Company to obtain an agreement reasonably satisfactory to the Executive from any successor to assume and agree to perform this Agreement; or

         (vi) the failure by the Company to continue in effect any Plan (as hereinafter defined) in which the Executive is participating at the time of the Change in Control of the Company (or Plans providing the Executive with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Company which would adversely affect the Executive's continued participation in any of such Plans on at least as favorable a basis to the Executive as is the case on the date of the Change in Control, or which would materially reduce the Executive's benefits in the future under any of such Plans or deprive the Executive of any material benefit enjoyed by the Executive at the time of the Change in Control.

For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

         For purposes of this Agreement, "Plan" shall mean any compensation plan or any employee benefit plan such as a thrift, pension, profit sharing, medical, disability, accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Company intended to benefit employees.

         (d) Notice of Termination. Any termination by the Company on the one hand or by the Executive following a Change in Control for Good Reason or during the Window Period shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

         (e)  Date  of  Termination.  "Date  of  Termination"  means  (i) if the
Executive's employment is terminated by the Company for Cause, or by the Executive during the Window Period or for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date specified in the Notice of Termination (which shall not be less than 30 nor more than 60 days from the date such Notice of Termination is given), and (iii) if the Executive's employment is terminated for Disability, 30 days after Notice of Termination is given, provided that the Executive shall not have returned to the full-time performance of his duties during such 30-day period.

         5.       COMPENSATION UPON TERMINATION.

         (a) If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate his employment either for Good Reason or during the Window Period, then the Company shall pay to and provide for the Executive, without regard to any contrary provisions of any Plan, the following:

         (i) the sum of: (1) the Executive's base salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given; (2) the amount, if any, of any incentive or bonus compensation theretofore earned which has not yet been paid; (3) the product of the annual bonus paid or payable, including by reason of deferral, for the most recently completed year and a fraction, the numerator of which is the number of days in the current year through the Date of Termination and the denominator of which is 365; and (4) any benefits or awards (including both the cash and stock components) which pursuant to the terms of any Plans have been earned or become payable, but which have not yet been paid to the Executive (including amounts which previously had been deferred at the Executive's request) (the sum of the amounts described in clauses (1), (2), (3) and (4) are referred to as the "Accrued Obligations");

         (ii) in lieu of any further salary payments subsequent to the Date of Termination, an amount equal to 2.0 times the Executive's Earnings (as defined below) (the "Severance Allowance"); and

         (iii) the Company shall maintain in full force and effect, at the sole cost of the Company (except for the regular contributions of the Executive as described below, if any), for the continued benefit of the Executive and his dependents for a period terminating on the earliest of (a) 24 months after the Date of Termination, or (b) the commencement date of equivalent benefits from a new employer, all insured and self-insured employee welfare benefit Plans in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such Plans (and any applicable funding media) and the Executive continues to pay an amount equal to his regular contribution under such Plans prior to the Change in Control for such participation. In the event that the Executive's participation in any such Plan is barred, the Company, at its sole cost and expense, shall arrange to have issued for the benefit of the Executive and his dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those which the Executive otherwise would have been entitled to receive under such Plans pursuant to this Section 5(a)(iii) or, if such insurance is not available at a reasonable cost to the Company, the Company shall otherwise provide the Executive and his dependents with equivalent benefits (on an after-tax basis). The Executive shall not be required to pay any premiums or other charges in an amount greater than that which the Executive would have paid in order to participate in such Plans.

         (b) For purposes of Section 5(a)(ii), "Earnings" means the average annual compensation payable by the Company and includible in the gross income of the Executive for the taxable years during the period consisting of the most recent five taxable years ending before the date on which the Change in Control occurs (or such portion of such period during which the Executive performed personal services for the Company).

         (c) The Severance Allowance (as defined in Section 5(a)(ii)) shall be paid to the Executive not later than the thirtieth day following the Date of Termination; provided, however, that if the amounts of such payment cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the Severance Allowance owed and shall pay the remainder of such payments (together with interest thereon at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), as soon as the amount thereof can be determined, but in no event later than the sixtieth day after the Date of Termination. The Executive may elect to receive, in lieu of a lump-sum payment, the Severance Allowance in consecutive, equal monthly installments over a period not to exceed 24 months, beginning on the first day of month following the Date of Termination. The Accrued Obligations (as defined in Section 5(a)(i)) shall be paid to the Executive within 10 days after the Date of Termination.

         (d) Except as specifically provided in Section 5(a)(iii) above, the amount of any payment provided for in this Section 5 shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

         (e) In the event any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5(e)) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by the Executive with respect to such excise tax (collectively, the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any income taxes and interest or penalties imposed with respect to such taxes) and the Excise Tax imposed on the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payments. All determinations required to be made under this Section 5(e), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by Yount, Hyde & Barbour, P.C. (the "Accounting Firm"), or such other accounting firm as may be mutually agreed to between the Executive and the Company. All fees and expenses of such accounting firm shall be borne solely by the Company, and any determination by the Accounting Firm shall be binding upon the Company and the Executive. Any Gross-Up Payment, as determined pursuant to this Section 5(e), shall be paid by the Company to the Executive within ten days of the receipt of the Accounting Firm's determination.

         6.       BINDING AGREEMENT

         (a) This Agreement shall be binding upon and inure to the benefit of the Executive (and his personal representative), the Company and any successor organization or organizations which shall succeed to substantially all of the business and property of the Company, whether by means of merger, consolidation, acquisition of all or substantially of all of the assets of the Company or otherwise, including by operation of law.

         (b) For purposes of this Agreement, the term "Company" shall include any subsidiaries of the Company and any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist; provided, however, that for purposes of determining whether a Change in Control has occurred herein, the term "Company" shall refer to F&M National Corporation or its successors.

         7.       FEES AND EXPENSES; MITIGATION

         (a) The Company shall pay or reimburse the Executive, on a current basis, for all costs and expenses, including without limitation court costs and reasonable attorneys' fees, incurred by the Executive (i) in contesting or disputing any termination of the Executive's employment or (ii) in seeking to obtain or enforce any right or benefit provided by this Agreement, in each case regardless of whether or not the Executive's claim is upheld by a court of competent jurisdiction; provided, however, the Executive shall be required to repay any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by the Executive was frivolous or advanced by him or her in bad faith.

         (b) The Executive shall not be required to mitigate the amount of any payment the Company becomes obligated to make to the Executive in connection with this Agreement, by seeking other employment or otherwise.

         8.       NOTICE

         Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid (in which case notice shall be deemed to have been given on the third day after mailing), or by overnight delivery by a reliable overnight courier service (in which case notice shall be deemed to have been given on the day after delivery to such courier service) to the Executive at the last address the Executive has filed in writing with the Company, attention of the Chairman of the Board.

         9.       MISCELLANEOUS

         No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by the Executive and the Chairman of the Board or President of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         10.      GOVERNING LAW

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

         11.      VALIDITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by F&M National Corporation by its duly authorized officer, and by the Executive, as of the date first above written.


                                                     F&M NATIONAL CORPORATION



                                                     By:  ______________________
                                                              Name:
                                                              Title:


                                                     EXECUTIVE:



                                                     ---------------------------
                                                     [Name of Executive]